UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 1, 2003

                              INTEGRATED DATA CORP.
                  ---------------------------------------------
               (Exact name of Registrant as specified in charter)


     Delaware                     0-31729                     23-2498715
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   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


      625 W. Ridge Pike, Suite C-106, Conshohocken, Pennsylvania 19428
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         (Address of principal executive offices)            (Zip Code)


                                610-825-6224
                                ------------
             (Registrant's telephone number, including area code)


                               Not Applicable
                               --------------
         (Former name or former address, if changed since last report)







Item 5. Other Events

     On August 1, 2003, Abe Carmel resigned as Chairman, President and Chief Executive Officer and also as a member of the Board of Directors of Integrated Data Corp (the "Company"). David C. Bryan has been appointed to serve as Chairman of the Board of Directors, President, and Chief Executive Officer. (See Press Release attached as Exhibit.) Mr. Bryan shall also assume the role of acting Chief Financial Officer until a suitable candidate can be found for the Company.

The Board of Directors now includes the following members: Stuart W. Settle, Jr., Esq., Ian Tromans, Eduard Will, and Dave Bryan as Chairman.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

99     Press Release dated 1 August 2003.



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                                 Signature
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTEGRATED DATA CORP.
                                          (Registrant)

August 4, 2003

                                           By: /s/David C. Bryan
                                               --------------------
                                               David C. Bryan
                                               Chief Executive Officer,
                                               President and Acting
                                               Chief Financial Officer



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EXHIBIT INDEX

Exhibit No.                                       Description
-----------                                       -----------

     99                                   Press Release dated 1 August 2003


               Integrated Data Corp Announces the Appointment of
                  David C. Bryan as Chairman, CEO & President

Conshohocken, PA (August 1, 2003) - Integrated Data Corp (IDC) (OTCBB: ITDD) announced today that it has appointed David C. Bryan to serve as Chairman, CEO and President to replace Abe Carmel who has tendered his resignation from these positions and his membership on the IDC Board of Directors.

Mr. Carmel had agreed to serve as IDC's Chairman, CEO and President on an interim basis in April 2002 when, under the company's former name of Clariti Telecommunications International Ltd, it filed for protection under Chapter
11. He led IDC throughout its reorganization and successful emergence from Chapter 11 in November of 2002 and had agreed to continue leading the company until it achieved profitability (on a consolidated basis). Having delivered the goals he set for IDC, he now feels able to devote more time to his other business and leisure interests. He leaves IDC on the very best of terms and will always be available for consultation when required. Mr. Carmel said that "...it has been a pleasure working with the team at IDC and I am confident IDC will continue to grow under Dave Bryan's leadership".

Mr. Bryan, in accepting his new duties, said, "I welcome the opportunity to lead IDC through its next planned phase of growth. Abe Carmel's leadership has provided IDC with a solid foundation to work with, and I look forward to building on that achievement. I would like to take this opportunity to publicly acknowledge the many contributions Abe Carmel has made to IDC. Abe's leadership and vision have proven invaluable during his tenure as CEO and President, and he will be missed."

Mr. Bryan joined the company back in 1997 as its Senior Vice President and Chief Operating Officer. He was instrumental in the multi-year, multi-million dollar development of the ClariCAST(r) technology and is co-inventor of the ClariCAST(r) FM-Subcarrier High-Speed Digital Protocol. In April of 2002, Mr. Bryan founded C3 Technologies Inc, a wholly-owned subsidiary of IDC, to manage the ClariCAST(r) technology and expand its applications in the commercial, wireless communication arena and also was promoted to Executive Vice President of IDC. Prior to IDC, Mr. Bryan spent close to 20 years with Magnavox/General Atronics Corporation, a company engaged in the development and manufacturing of military RF communication and telecommunication systems and products, where he held various senior-level management positions including Director of Business Development and Division General Manager. Mr. Bryan's educational background includes graduating summa cum laude from Bucknell University with a Bachelor of Science in Electrical Engineering, a Masters degree in Electrical Engineering, with honors, from Villanova University, and a Masters degree in Business Administration, with honors, from Temple University.

About IDC: Integrated Data Corp (www.IntegratedDataCorp.com) is a registered Delaware corporation listed on the NASDAQ OTCBB under the symbol 'ITDD'. Headquartered in Conshohocken, PA (suburban Philadelphia), IDC is an international holding company with interests in the U.S., Canada, the U.K., and Italy. IDC's subsidiaries and partner companies offer a wide range of telecommunications, wireless, point-of-sale activation, financial transaction and other services. In 2002 IDC successfully completed a reorganization under Chapter 11 and is now profitable on a consolidated basis with no "recourse debt" of any nature.

Special Note Regarding Forward-Looking Statements: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding technology under development, strategies and objectives. Forward-looking statements involve risks and uncertainties and are subject to change at any time. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information:
Dave Bryan                             Chuck Bristow
Phone:  610-825-6224 x1701             Phone:  610-825-6224 x1702
Email: DBryan@IntegratedDataCorp.com   Email: CBristow@IntegratedDataCorp.com